Exhibit (c)(viii) – Preliminary Working Draft – – Highly Confidential – Center view Pv Project Picasso Confidential Discussion Materials for the Special Committee May 3, 2024

Organic – Preliminary Working Draft – – Highly Confidential – Management Plan Summary Historical Projected CAGR / Change 2021 2022 2023 2024 2025 2026 2027 2028 2029 '21-'23 '23-'29 ARR $539 $598 $701 $778 $864 $968 $1,091 $1,237 $1,405 +9.7% +12.1% 477 543 600 695 774 867 977 1,106 1,257 12.1% 13.1% Subscriptions and Support 62 70 73 78 85 92 99 107 116 8.2% 8.2% Service L&O 19 17 25 15 16 16 17 18 19 13.5% (4.4%) Revenue $559 $631 $698 $788 $874 $975 $1,093 $1,231 $1,392 11.8% 12.2% Adjusted Gross Profit $376 $429 $491 $559 $623 $701 $793 $900 $1,020 14.3% 13.0% 67.3% 68.1% 70.4% 70.9% 71.3% 71.9% 72.5% 73.1% 73.3% % of Revenue +3.1pp +2.9pp 86 91 87 98 106 116 126 138 152 R&D +0.9% +9.7% % of Revenue 15.4% 14.3% 12.5% 12.4% 12.1% 11.8% 11.5% 11.2% 10.9% (2.8pp) (1.6pp) 75 80 109 122 132 143 157 174 192 S&M +20.9% +9.9% % of Revenue 13.4% 12.8% 15.7% 15.4% 15.0% 14.6% 14.4% 14.1% 13.8% +2.3pp (1.9pp) 55 63 62 62 59 64 70 75 81 G&A +6.5% +4.5% 9.8% 10.0% 8.9% 7.9% 6.7% 6.6% 6.4% 6.1% 5.8% % of Revenue (0.9pp) (3.1pp) Other 11 (0) ––– ––– Adj. EBITDA $161 $195 $232 $277 $327 $378 $439 $513 $595 39 12 33 40 53 59 68 81 93 ∆ in Deferred Revenue 10 (18) (21) (18) (17) (20) (24) (28) (32) ∆ in NWC Purchase of PP&E (4) (4) (2) (5) (5) (6) (7) (7) (8) ––– (5) – – ––– India Office Expansion (36) (41) (39) (41) (44) (46) (49) (52) (59) Capitalized Product Dev. Costs Unlevered FCF $170 $146 $204 $248 $313 $365 $428 $507 $588 % of Adj. EBITDA 105.8% 74.4% 87.8% 89.7% 95.8% 96.4% 97.4% 98.8% 98.8% 1 Source: Picasso management. Note: Dollars in millions.

– Preliminary Working Draft –
– Highly Confidential –

Management Plan Summary *(Cont'd)*


Historical / Projections ($mm)
YoY Growth % / Margin %
Revenue
'21-'23 CAGR: 12%
'23-'29E CAGR: 12%
$559 $631 $698 $788 $874 $975 $1,093 $1,231 $1,392
'21A '22A '23A '24E '25E '26E '27E '28E '29E
YoY Growth %
nm 12.9% 10.6% 12.9% 10.9% 11.6% 12.1% 12.6% 13.1%
'21A '22A '23A '24E '25E '26E '27E '28E '29E
Gross Profit
'21-'23 CAGR: 14%
'23-'29E CAGR: 13%
$376 $429 $491 $559 $623 $701 $793 $900 $1,020
'21A '22A '23A '24E '25E '26E '27E '28E '29E
Margin %
67.3% 68.1% 70.4% 70.9% 71.3% 71.9% 72.5% 73.1% 73.3%
'21A '22A '23A '24E '25E '26E '27E '28E '29E
Adjusted EBITDA
'21-'23 CAGR: 20%
'23-'29E CAGR: 17%
$161 $195 $232 $277 $327 $378 $439 $513 $595
'21A '22A '23A '24E '25E '26E '27E '28E '29E
Margin %
28.7% 30.9% 33.3% 35.1% 37.4% 38.8% 40.1% 41.7% 42.8%
'21A '22A '23A '24E '25E '26E '27E '28E '29E
uFCF
'21-'23 CAGR: 9%
'23-'29E CAGR: 19%
$170 $146 $204 $248 $313 $365 $428 $507 $588
'21A '22A '23A '24E '25E '26E '27E '28E '29E
% of Adj. EBITDA
105.8% 74.4% 87.8% 89.7% 95.8% 96.4% 97.4% 98.8% 98.8%
'21A '22A '23A '24E '25E '26E '27E '28E '29E
Historical
Management Plan

Source: Picasso management.
Note: Dollars in millions.

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– Preliminary Working Draft – – Highly Confidential – ARR Growth – Historical Deconstruction § Organic ARR CAGR approximated +9.7% over 2021 to 2023 period, driven largely by Up-sell / X-sell and ability to increase price Historical ARR Deconstruction – 2021 to 2023 ($mm) % of Organic $ Change 16.0% 42.3% 31.8% 4.1% 5.7% 0.0% 1 $53 $701 $1 13 $6 $5 $46 $18 $539 ($78) Y Organic CAGR = +9.7% Organic $ Change = +$110 ■& & 5^ & o* -f' T c< e^'1 V' n> -(\\ s°^ o° 09s (je.< t5^ G'^ Memo: ARR CAGR Contribution 2021-2023 +1.5% +10.0% (6.9%) +4.1% +0.4% +0.5% 0.0% +4.4% +14.1% 3 Source: Picasso management.

– Preliminary Working Draft – – Highly Confidential – ARR Growth – Projection Deconstruction § Projections imply acceleration in organic growth, driven by growth in International and AI initiatives ARR Deconstruction – 2023 to 2029 ($mm) % of Organic $ Change 8.0% 24.9% 33.2% 0.9% 12.5% 20.5% % of Organic $ Change (excluding International and Personalized) 12.0% 37.1% 49.6%1.3% 1 1 $ 1,405 $142 $7 $514 $87 $6 $231 ($341) $56 $701 Y Organic $ Change = +$696 Organic CAGR = +12.1% vs. +9.7% historically & & %r o** c< <£■ o'*1 '<?> n> \fs- (V° 0> or ^0 t> t> Memo: ARR CAGR Contribution +1.0% +9.2% (6.2%) +4.1% +0.1% +1.5% +2.3% +0.2% +12.3% 2023-2029 4 Source: Picasso management.

– Preliminary Working Draft – – Highly Confidential – Projected Change In Business Mix % of ARR Over Time 2023 2029 Other International Other 9% Personalized 2% 12% Student International Education AI Information 7% 0% Student o Cloud Information ERP Cloud 31% Cloud 6% Personalized 36% Education AI Analytics & 10% Insights / Data o 7% ERP Cloud 6% CCLR Cloud 11% Personalized Learning Cloud Analytics & w 9% Personalized Insights / Data Talent Cloud Talent Cloud 12% Learning Cloud CCLR Cloud 11% 10% 15% 6% 5 Source: Picasso management.

– Preliminary Working Draft – – Highly Confidential – ARR Growth – Deconstruction by Cloud % of ARR ARR ($mm) CAGR Product 2023 2029E 2023 2029E ’21-’23 ’23-’29E Student Information $251 $429 +10.0% +9.3% Cloud 36% 31% ~50% of ARR today driving ~28% of growth Personalized $108 $130 +3.7% +3.1% Learning Cloud 15% 9% $79 $147 +11.2% +11.0% Talent Cloud 11% 10% Analytics & $46 $165 +64.7% +23.6% Insights / Data 7% 12% ~10% of ARR today driving ~50% of growth Personalized $0 $142 na +168.1% Education AI 0% 10% International $15 $102 +32.6% +38.3% 2% 7% Other $203 $290 +19.6% +6.1% 6 29% 21% Source: Picasso management.

– Preliminary Working Draft – – Highly Confidential – ARR Growth – Deconstruction by Product % of ARR ARR ($mm) CAGR Product 2023 2029E 2023 2029E ’21-’23 ’23-’29E Commentary § Forward growth driven by balance of pricing and new adds (greenfield) +9.0% SIS 26% 22% $181 $303 +8.5% § Leadership position Picasso to benefit from upgrade cycle § Growth driven by teacher shortage Talent and need for more sophisticated 11% 10% $79 $147 +11.2% +11.0% Management talent management solutions at schools and districts § Historical success with enterprise customers Insights 7% 12% $46 $165 +64.7% +23.6% § Potential to increase penetration of midsized customers § Growing to ~9mm students by 2029 Personalized (15% of U.S. student count) 0% 10% $0 $142 na +168.1% Education AI § Positive early traction: e.g., 0.5mm already booked, strong beta use § Assumes increased penetration in International 2% 7% $15 $102 +32.6% +38.3% India, Middle East, LatAm and Southeast Asia 7 Source: Picasso management.

– Preliminary Working Draft –
– Highly Confidential –

ARR Growth – Deconstruction by Product *(Cont’d)*

	% of ARR		ARR ($mm)		CAGR	
Product	**2023**	**2029E**	**2023**	**2029E**	**’21-’23**	**’23-’29E**
CCLR	11%	6%	$75	$87	+0.0%	+2.5%
Learning	8%	5%	$59	$70	+1.1%	+2.7%
Registration	8%	7%	$57	$100	+14.7%	+9.8%
Communications	7%	6%	$49	$85	na	+9.7%
ERP	6%	6%	$44	$81	+4.1%	+10.8%
Other	14%	9%	$97	$122	+10.4%	+3.9%

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Source: Picasso management.

– Preliminary Working Draft –
– Highly Confidential –

Management Plan Expense And Spending Profile Over Time


Spend ($mm)
% of Revenue
Adjusted R&D
$86 $91 $87 $98 $106 $116 $126 $138 $152
'21A '22A '23A '24E '25E '26E '27E '28E '29E
15.4% 14.3% 12.5% 12.4% 12.1% 11.8% 11.5% 11.2% 10.9%
'21A '22A '23A '24E '25E '26E '27E '28E '29E
Capitalized Product Dev. Costs
$36 $41 $39 $41 $44 $46 $49 $52 $59
'21A '22A '23A '24E '25E '26E '27E '28E '29E
6.4% 6.6% 5.5% 5.2% 5.0% 4.8% 4.5% 4.3% 4.3%
'21A '22A '23A '24E '25E '26E '27E '28E '29E
Adjusted S&M
$75 $80 $109 $122 $132 $143 $157 $174 $192
'21A '22A '23A '24E '25E '26E '27E '28E '29E
13.4% 12.8% 15.7% 15.4% 15.0% 14.6% 14.4% 14.1% 13.8%
'21A '22A '23A '24E '25E '26E '27E '28E '29E
Adjusted G&A
$55 $63 $62 $62 $59 $64 $70 $75 $81
'21A '22A '23A '24E '25E '26E '27E '28E '29E
9.8% 10.0% 8.9% 7.9% 6.7% 6.6% 6.4% 6.1% 5.8%
'21A '22A '23A '24E '25E '26E '27E '28E '29E
Historical
Management Plan

Source: Picasso management.
Note: Dollars in millions.

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– Preliminary Working Draft – – Highly Confidential – Management Plan Working Capital Items Over Time Cash Flow Cash Flow as % of ∆ in Revenue $93 57% $81 $68 $59 $53 33% $40 $39 $33 Deferred Revenue $12 '21A '22A '23A '24E '25E '26E '27E '28E '29E '21-'23 '23-'29 Memo: % of Revenue 7.0% 2.0% 4.7% 5.1% 6.0% 6.0% 6.2% 6.7% 6.6% $10 Historical Management Plan (Increase) / ($17) ($18) ($18) Decrease in ($20) ($21) ($24) NWC (20.0%) ($28) ($32) (27.7%) '21A '22A '23A '24E '25E '26E '27E '28E '29E '21-'23 '23-'29 Memo: % of Revenue 1.8% (2.8%) (3.0%) (2.3%) (2.0%) (2.1%) (2.2%) (2.3%) (2.2%) 10 Source: Picasso management. Note: Dollars in millions.

– Preliminary Working Draft – – Highly Confidential – Projections vs. Consensus: Key Items (1) 2024E 2025E 2026E # of Est = 13 # of Est = 12 # of Est = 3 (0.1%) +0.1% (0.2%) $947 $974 $975 $994 $893 $874 $875 $864 $787 $788 $789 $791 Revenue (1) Low Mgt. Consensus High Low Mgt. Consensus High Low Consensus Mgt. High # of Est = 6 # of Est = 5 # of Est = 3 +0.2% +1.3% +2.5% $700 $701 $710 $682 $622 $623 $608 $583 $559 $559 Adjusted $552 $527 Gross Profit Low Consensus Mgt. High Low Consensus High Mgt. Low Consensus Mgt. High # of Est = 12 # of Est = 11 # of Est = 3 +8.0% +6.9% +2.8% $378 $357 $350 $343 $327 $314 $306 $298 $277 $269 $271 $265 Adjusted EBITDA Low Consensus High Mgt. Low Consensus High Mgt. Low Consensus High Mgt. Source: Picasso management and FactSet. 11 Note: Dollars in millions. (1) Reflects average of Goldman Sachs, UBS and Barclays 2026 estimates.

– Preliminary Working Draft – – Highly Confidential – Projections vs. Consensus: Key Ratios (1) 2024E 2025E 2026E (0.2pp) +0.3pp +0.1pp 13.1% 13.3% 12.9% 12.9% 12.8% 11.6% 11.3% 11.4% 10.8% 10.9% 9.7% 9.6% Revenue Growth (1) Low Mgt. Consensus High Low Consensus Mgt. High Low High Consensus Mgt. - +1.0pp +1.8pp 71.9% 72.0% 70.9% 71.3% 71.4% 71.9% 69.9% 70.7% 69.7% 69.5% 67.5% 67.0% Adjusted Gross Profit Margin Low Consensus High Mgt. Low Consensus High Mgt. High Consensus Mgt. Low +1.0pp +6.9% +2.4pp 37.4% 38.8% 36.0% 36.2% 35.9% 35.1% 35.0% 35.2% 34.1% 34.2% 34.5% 33.7% Adjusted EBITDA Margin Low Consensus High Mgt. Low Consensus High Mgt. High Consensus Low Mgt. Source: Picasso management and FactSet. 12 Note: Dollars in millions. (1) Reflects average of Goldman Sachs, UBS and Barclays 2026 estimates.

– Preliminary Working Draft – – Highly Confidential – Picasso Quarterly Performance vs. Street Consensus (Since IPO) Beat Miss $ Revenue $145 $149 $146 $150 $158 $162 $161 $159 $174 $182 $182 +5% Revenue – +3% % Beat / +2% +2% (Miss) vs. +1% +1% +1% Consensus +0% (1%) (1%) (1%) 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 $ Adj. EBITDA $50 $40 $33 $43 $49 $52 $53 $49 $61 $62 $59 +11% +10% +10% +9% Adj. +7% +6% EBITDA – +6% % Beat / +4% +3% +3% +2% (Miss) vs. Consensus 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Adj. EBITDA % Margin 34.5% 26.9% 22.8% 28.5% 30.9% 32.2% 32.8% 31.0% 35.2% 34.0% 32.6% 13 Source: Public company filings and FactSet. Note: Dollars in millions.

– Preliminary Working Draft – – Highly Confidential – Management Plan vs. Public As Presented On Investor Day (September 2023) (1) Mgt. Plan Consensus $975mm $974mm > 71.9% 71.9% ≈ 16.6% n.a. ≈ 21.2% n.a. > 38.8% 36.0% < 28% n.a. < 11% n.a. ≈ 14 Source: Company filings and Picasso management. (1) Reflects average of Goldman Sachs, UBS and Barclays 2026 estimates. Our Midterm Financial Targets 2022 2023' 2026 Target •\r Revenue $691M $631M $1B+ Adj. Gross Margin 68% 71% - 72% Adj. R&.D (incl Cap R&D) 21% 15% -18% % of revenue Adj. SG&.A 23% 23% - 25% % of revenue Adj. EBITDA margin 31% 33% 36%+ Free cash flow 16% 20-25% % of revenue r Stock-based compensation 8% 9-10% 10% - 12% % of revenue

– Preliminary Working Draft – – Highly Confidential – Disclaimer This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of Directors of Picasso in connection with its evaluation of a proposed sale of Picasso and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Picasso and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Picasso. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Picasso or any other entity, or concerning the solvency or fair value of Picasso or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Picasso as to the future financial performance of Picasso, and at your direction Centerview has relied upon such forecasts, as provided by Picasso’s management, with respect to Picasso. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performingthis financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of Picasso. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Special Committee of the Board of Directors of Picasso (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Picasso or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview. 15